QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
		FOR	AGAINST	ABSTAIN
1.	To adopt and approve the Agreement and Plan of Merger, dated as of August 16, 2003, by and among SPS Technologies, Inc. ("SPS"), Precision Castparts Corp. ("PCC") and Star Acquisition, LLC ("Star Acquisition"), a wholly-owned subsidiary of PCC, which provides for the merger of SPS with and into Star Acquisition, with Star Acquisition being the surviving entity.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.
	To approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve proposal 1 above.	☐	☐	☐
3.	To consider and act upon any other business as may properly come before the Special Meeting and any adjournments or postponements of that meeting.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any voting instructions heretofore given.

Please be sure to sign exactly as your name appears at left and date this ballot.

Date:	, 2003
Shareholder(s) signature(s)

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through November 21, 2003.

Your telephone or Internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your voting card.

Internet
http://www.eproxy.com/st

Use the Internet to vote your ballot. Have your voting card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Telephone
1-800-435-6710

Use any touch-tone telephone to vote your ballot. Have your voting card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mail Mark, sign and date your voting card and return it in the enclosed postage-paid envelope.

If you vote your ballot by Internet or by telephone,
you do NOT need to mail back your voting card.

SPS Technologies, Inc.
Two Pitcairn Place, Suite 200, 165 Township Line Road
Jenkintown, Pennsylvania 19046
Savings and Investment Plan

Voting Instruction Card for the Special Meeting of Shareholders to be
held on December 2, 2003

SOLICITED BY THE BOARD OF DIRECTORS.

        This is a ballot for voting the shares of SPS Technologies, Inc. Common Stock held in your SPS Technologies, Inc. Savings and Investment Plan account. Vanguard Fiduciary Trust Company, as Trustee of the Plan, will vote all shares held in your account as specified on the reverse side hereof at the Special Meeting of Shareholders of SPS Technologies, Inc. to be held on December 2, 2003. Your vote must be received on or before November 21, 2003 in order to be counted. Your voting instructions will be kept confidential.

        THE TRUSTEE WILL VOTE YOUR SHARES AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL VOTE YOUR SHARES FOR THE PROPOSALS ON THE REVERSE SIDE HEREOF. IF YOU DO NOT VOTE, THE TRUSTEE WILL NOT VOTE YOUR SHARES.

PLEASE VOTE USING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS BALLOT.

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
		FOR	AGAINST	ABSTAIN
1.	To adopt and approve the Agreement and Plan of Merger, dated as of August 16, 2003, by and among SPS Technologies, Inc. ("SPS"), Precision Castparts Corp. ("PCC") and Star Acquisition, LLC ("Star Acquisition"), a wholly-owned subsidiary of PCC, which provides for the merger of SPS with and into Star Acquisition, with Star Acquisition being the surviving entity.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.
	To approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve proposal 1 above.	☐	☐	☐
3.	To consider and act upon any other business as may properly come before the Special Meeting and any adjournments or postponements of that meeting.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

Please be sure to sign and date this proxy.

Date:	, 2003
Shareholder(s) signature(s)
Shareholder(s) signature(s)

Please sign name exactly as shown hereon. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to the Special Meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/st

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY

SPS Technologies, Inc.
Two Pitcairn Place, Suite 200, 165 Township Line Road
Jenkintown, Pennsylvania 19046

Special Meeting of Shareholders to be held on December 2, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

        The undersigned hereby constitutes and appoints John S. Thompson, William M. Shockley and James D. Dee, and each of them, as proxies (the "Proxies") of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $.50 per share, of SPS Technologies, Inc., held of record by the undersigned as of the close of business on October 15, 2003, at the Special Meeting of Shareholders (the "Special Meeting") to be held at 17 Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania in the Forum Room (eighth floor), on Tuesday, December 2, 2003 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

        When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR the proposals set forth on the reverse side hereof. In their discretion, the Proxies are each authorized to vote upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

PLEASE VOTE USING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY.

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

QuickLinks

  Exhibit 99.1